Exhibit 99.(c) (8)

DRAFT BAIRD

PROJECT GIANT

Preliminary Discussion Materials

May 14, 2008

Preliminary Discussion Materials DRAFT BAIRD

Table of Contents

Review of M-Co Proposal 1

GIANT Financial Overview 2

Business Cycle Discussion 3

Preliminary Valuation Analysis 4

Selected Potential Strategic Partners 5

Appendix 6

A. Supplemental Information

For Confidential Use Of Board Of Directors Only And Not For Public Disclosure

PROJECT GIANT

Introduction DRAFT BAIRD

As discussed at the GIANT April Board meeting, and as prompted by the indicative offer letter sent by M-Co on May 5th (the “Proposal”), Baird has performed preliminary analyses regarding certain strategic and financial alternatives available to the Company, including:

Examined the summary terms and conditions of the Proposal

Conducted preliminary GIANT due diligence and reviewed certain historical and projected performance / plan information

Reviewed business cycle trends and valuation implications

Performed preliminary valuation analyses:

Selected company analysis

Discounted cash flow analysis

Selected transaction analysis

Other supplemental analyses as we deemed appropriate

Additionally, Baird identified other selected potential strategic partners that may have an interest in a transaction (if a decision were made to pursue that alternative) to assess their:

Recent merger and acquisition history

Likely rationale for a potential transaction with GIANT

Ability to finance / consummate an acquisition of GIANT

PROJECT GIANT

DRAFT BAIRD

Review of M-Co Proposal

Review of M-Co Proposal DRAFT BAIRD

Offer Price: $30.00 per share

Form of Consideration: Cash

Financing Sources: Combination of cash on hand and external financing to be arranged by Société Générale (would need to syndicate)

Do not intend for the definitive agreement to include a financing condition

Principal Conditions: Completion of customary due diligence (four weeks exclusivity, including negotiations)

M-Co noted final due diligence of business and financial condition (beyond confirmatory due diligence)

Finalization of satisfactory transaction documentation

Transaction structured as a Board-recommended two-step tender offer including a top-up option as well as break-up fee and no-shop provisions (importantly, M-Co’s financial advisor orally stated to Baird that any attempt to shop or otherwise market the Proposal would cause M-Co to withdraw the Proposal and evaluate their participation and valuation level in any contemplated process) Timetable: Four weeks of exclusive, parallel-track diligence and finalization of definitive documentation

Expiration of the Offer: May 16, 2008 (5:00 p.m. ET)

M-Co Aggregate Ownership: 1.8 million shares (14.4% of shares outstanding; weighted average cost basis of $15.66 per share)

Non M-Co Ownership: 10.4 million shares

Plan for the Company: M-Co plans to integrate all of GIANT’s activities and to combine GIANT with M-Co North America

M-Co intends to retain GIANT’s management team. Appropriate arrangements to be discussed after finalization of due diligence and negotiation of transaction terms

Financial Advisor: Société Générale

Legal Advisor: Cleary Gottlieb Steen & Hamilton LLP

Accounting Advisor: Deloitte (accounting due diligence, GAAP to IFRS conversion)

PROJECT GIANT

Review of M-Co Proposal

DRAFT BAIRD

M-Co has a weighted average basis in GIANT of approximately $15.68 per share

(in actual amounts)

Purchase Date	Number of Shares [1]	Approx. Market Price [1]	Total Purchase Amount	Cumulative Total Purchase Amount	Cumulative Number of Shares	Volume Weighted Average Price
07/22/04	1,442,652	$13.73	$19,812,421	$19,812,421	1,442,652	$13.73
11/14/05	15,861	24.90	394,898	20,207,318	1,458,513	13.85
11/15/05	13,000	25.09	326,161	20,533,479	1,471,513	13.95
11/16/05	35,500	25.05	889,311	21,422,790	1,507,013	14.22
11/17/05	9,150	25.06	229,337	21,652,126	1,516,163	14.28
11/18/05	1,500	25.07	37,600	21,689,726	1,517,663	14.29
11/22/05	11,000	25.09	275,986	21,965,712	1,528,663	14.37
11/23/05	1,424	25.10	35,742	22,001,454	1,530,087	14.38
11/29/05	12,565	25.09	315,285	22,316,739	1,542,652	14.47
11/29/05	2,749	25.07	68,928	22,385,667	1,545,401	14.49
06/13/06	45,630	22.50	1,026,561	23,412,228	1,591,031	14.72
06/23/06	4,500	23.60	106,200	23,518,428	1,595,531	14.74
06/23/06	15,540	23.10	358,920	23,877,348	1,611,071	14.82
06/27/06	500	23.95	11,975	23,889,323	1,611,571	14.82
06/28/06	17,000	23.94	407,023	24,296,345	1,628,571	14.92
07/05/06	25,000	22.70	567,375	24,863,720	1,653,571	15.04
08/09/06	8,261	25.00	206,525	25,070,245	1,661,832	15.09
08/10/06	1,140	25.00	28,500	25,098,745	1,662,972	15.09
08/11/06	5,074	25.00	126,842	25,225,587	1,668,046	15.12
11/02/06	44,445	27.35	1,215,446	26,441,033	1,712,491	15.44
11/03/06	35,555	27.29	970,147	27,411,180	1,748,046	**$15.68**

(1) Adjusted for a three-for-two stock split paid August 24, 2005.

4

PROJECT GIANT

Preliminary Implied Purchase Price and Transaction Multiples

DRAFT BAIRD

Assuming all shares (including M-Co's) are valued at $30.00 per share (1)

Purchase Price

(in millions, except per share amounts)

GIANT Shares Outstanding:		**Equity Purchase Price:**		**Total Purchase Price:**	
M-Co Aggregate Share Ownership (1)	1.748	Share Price	$30.00	Equity Purchase Price	$375.1
Plus: Non M-Co Share Ownership	10.385	x Total Basic Shares Outstanding	12.133	Plus: Total Debt (4)	74.4
Total Basic Shares Outstanding (2)	12.133	Equity Purchase Price (Before Options)	**$364.0**	Less: Cash	7.3
		Plus: Net Purchase Price of GIANT Options (3)	11.1	**Total Purchase Price**	**$442.1**
		Total Equity Purchase Price	**$375.1**		

Implied Transaction Multiples

	Last Twelve Months ("LTM") 3/31/08		2008E		2009P		Last Twelve Months ("LTM") Peak (9/30/06)	
	GIANT	Implied Multiple	GIANT	Implied Multiple	GIANT	Implied Multiple	GIANT	Implied Multiple
Net Sales	$424.5	1.0 x	$405.2	1.1 x	$458.7	1.0 x	$485.0	0.9 x
EBITDA	39.4	11.2	26.3	16.8	36.8	12.0	52.2	8.5
EBIT	34.8	12.7	21.0	21.0	27.4	16.1	47.6	9.3
Net Income	19.1	19.7	11.3	33.1	16.9	22.2	28.9	13.0

Note: Historical financial information based on GIANT SEC filings. Estimates and projections based on GIANT management estimates.

(1) Per M-Co Proposal Term Sheet dated May 5, 2008. Excludes the full exercise of options to purchase 9,000 shares held by a M-Co representative and GIANT director. Cost basis provides M-Co with an implied cost advantage of $25.0 million (($30.00 - $15.68 (weighted average purchase price))*1.748 shares (aggregate M-Co ownership)), representing 0.6 x LTM EBITDA.

(2) Per GIANT Form 10-Q for the period ended March 31, 2008.

(3) Includes 732,308 options outstanding as of December 31, 2007 per GIANT form 10-K. 369,021 of the options are "in-the-money" using the treasury method at an assumed purchase price of $30.00 per share.

(4) Per GIANT Form 10-Q for the period ended March 31, 2008. Includes $50.0 million of short term commercial paper, $0.2 million of the current portion of long-term debt obligations, $21.0 million of borrowings under a revolving credit facility and $0.4 million of other long-term debt obligations.

5

PROJECT GIANT

DRAFT BAIRD

GIANT Financial Overview

Selected GIANT Historical Financial Information

DRAFT BAIRD

($ in millions, except per share amounts)

Fiscal Year Ending December 31, Actual

1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 LTM 3/31/08

Net Sales $267.6 $291.4 $250.0 $240.4 $232.6 $244.4 $325.2 $447.0 $486.2 $457.6 $424.5

Net Sales Growth 35.8% 8.9%(14.2%)(3.8%)(3.2%) 5.1% 33.1% 37.4% 8.8%(5.9%)(11.4%)

Gross Profit $71.4 $80.5 $59.9 $53.3 $48.8 $51.4 $70.0 $92.3 $104.4 $103.2 $95.8

Margin 26.7% 27.6% 24.0% 22.2% 21.0% 21.0% 21.5% 20.6% 21.5% 22.6% 22.6%

EBITDA $32.0 $40.2 $27.7 $19.2 $10.9 $13.9 $26.5 $43.8 $50.7 $48.2 $39.4

Margin 12.0% 13.8% 11.1% 8.0% 4.7% 5.7% 8.2% 9.8% 10.4% 10.5% 9.3%

EBIT $27.3 $35.1 $22.0 $13.8 $6.1 $9.0 $21.9 $38.8 $46.1 $43.6 $34.8

Margin 10.2% 12.0% 8.8% 5.7% 2.6% 3.7% 6.7% 8.7% 9.5% 9.5% 8.2%

Net Income $15.3 $20.2 $9.7 $2.3 $1.0 $2.6 $14.1 $22.2 $28.1 $24.9 $19.1

Margin 5.7% 6.9% 3.9% 1.0% 0.4% 1.1% 4.3% 5.0% 5.8% 5.5% 4.5%

EPS $1.53 $2.12 $1.15 $0.28 $0.13 $0.33 $1.54 $2.00 $2.26 $2.00 $1.53

Shares Outstanding 10.0 9.5 8.4 8.3 8.2 8.1 9.1 11.1 12.4 12.5 12.5

Capital Expenditures $3.1 $7.3 $12.6 $4.1 $6.8 $3.0 $3.7 $7.6 $6.4 $6.4 $5.8

% of Net Sales 1.2% 2.5% 5.0% 1.7% 2.9% 1.2% 1.1% 1.7% 1.3% 1.4% 1.4%

Source: GIANT SEC filings.

Note: Figures are adjusted to exclude the impact of all nonrecurring items and reflect the results of the agricultural implements product line as discontinued operations beginning in 2004.

PROJECT GIANT

Selected Preliminary GIANT Projected Financial Information DRAFT BAIRD

($ in millions, except per share amounts)

Fiscal Year Ending December 31, Actual Estimated Projected

LTM 3/31/08 2008 2009 2010 2011 2012 2013

Net Sales $424.5 $405.2 $458.7 $544.9 $640.3 $711.7 $713.7

Net Sales Growth(11.4%)(11.5%) 13.2% 18.8% 17.5% 11.2% 0.3%

Gross Profit $95.8 $84.2 $97.7 $124.2 $150.5 $170.8 $171.3

Margin 22.6% 20.8% 21.3% 22.8% 23.5% 24.0% 24.0%

EBITDA $39.4 $26.3 $36.8 $58.3 $77.9 $91.8 $89.0

Margin 9.3% 6.5% 8.0% 10.7% 12.2% 12.9% 12.5%

EBIT $34.8 $21.0 $27.4 $46.4 $65.0 $77.8 $73.8

Margin 8.2% 5.2% 6.0% 8.5% 10.2% 10.9% 10.3%

Net Income $19.1 $11.3 $16.9 $29.5 $41.9 $50.5 $47.8

Margin 4.5% 2.8% 3.7% 5.4% 6.5% 7.1% 6.7%

EPS $1.53 $0.95 $1.41 $2.46 $3.49 $4.20 $3.98

Shares Outstanding 12.5 12.0 12.0 12.0 12.0 12.0 12.0

Capital Expenditures $5.8 $21.6 $25.0 $8.3 $8.5 $8.8 $9.0

% of Net Sales 1.4% 5.3% 5.4% 1.5% 1.3% 1.2% 1.3% [Redacted]

Source: LTM information based on GIANT SEC filings. Estimates, projections and R&D / facility project information based on GIANT management. Capital expenditures exclude incremental expenses resulting from new facility projects.

PROJECT GIANT

GIANT Consensus Estimates Comparison DRAFT BAIRD

($ in millions, except per share amounts)

Three Months Ended Twelve Months Ended December 31,

6/30/2008 9/30/2008 2008 2009

GIANT Plan(1) Street Est.(2) Diff. GIANT Plan(1) Street Est.(2) Diff. GIANT Plan(1) Street Est.(2) Diff. GIANT Plan(1) Street Est.(2) Diff.

Net Sales $135.4 $133.3 1.5% $102.9 $109.0 (5.6%) $405.2 $411.3 (1.5%) $458.7 $437.3 4.9%

EBIT 12.9 12.2 6.3% 6.7 9.0 (25.8%) 21.0 25.7 (18.0%) 27.4 31.6 (13.4%)

EBITDA 14.3 N/A N/A 8.0 N/A N/A 26.3 31.5 (16.5%) 36.8 38.7 (5.0%)

EPS $0.66 $0.59 11.9% $0.31 $0.41 (24.9%) $0.95 $1.13 (16.5%) $1.41 $1.52 (7.2%)

2008 GIANT Guidance

Sales: $405.0 - $425.0

EPS: $0.95 - $1.20

(1) Based on GIANT management estimates.

(2) Street estimates include the average of Robert W. Baird & Co., BMO Capital Markets and Sidoti & Company LLC equity research.

PROJECT GIANT

GIANT Balance Sheet DRAFT BAIRD

65% of GIANT’s total assets are comprised of accounts receivable, finance contracts and retained interest

($ in millions, except per share amounts)

As of 3/31/2008

Assets

Cash $7.3

Accounts receivable 171.9

Finance contracts - current 4.7

Inventories 65.7

Prepaid expenses and other 3.5

Retained interest - current 59.9

Deferred tax asset 9.6

Current assets $322.5

Property, plant and equipment - net $35.8

Finance contracts - non current 6.2

Retained interest - non current 26.6

Goodwill 11.7

Other assets 9.1

Total Assets $412.0

Finance Contracts Total Per Share

Current $4.7 $0.37

Non Current 6.2 0.50

Retained Interest

Current $59.9 $4.79

Non Current 26.6 2.13

As of 3/31/2008

Liabilities

Current portion of long-term debt obligations $0.2

Short-term borrowing 50.2

Accounts payable 38.8

Accrued wages and salaries 3.3

Accrued expenses and other 8.4

Warranty and product liability 8.4

Accrued income taxes (0.4)

Current liabilities $108.9

Long-term debt obligations $23.6

Other long-term obligations 0.3

Other long-term liabilities 18.1

Total liabilities $151.0

Total shareholders’ equity 261.0

Total Liabilities and Shareholders’ Equity $412.0

Book Value per Share $20.88

Note: Per GIANT Form 10-Q for the period ended March 31, 2008 and GIANT consolidated balance sheet provided by management as of March 31, 2008.

PROJECT GIANT

DRAFT BAIRD

Business Cycle Discussion

Stock Price vs. LTM EBITDA – Last 10 Years DRAFT BAIRD

($ in millions, except per share amounts)

Previous Cycle Recent Cycle

Peak Decline Trough Increase Peak Decline Trough

$15.21 $5.20 $40.39

Stock Price / Share (65.8%) 676.7%(65.3%) $14.01

8/10/99 5/9/03 4/5/06

$41.6 $10.4 $52.2 $26.3

LTM EBITDA (75.0%) 401.9%(49.6%)

12/31/99 9/30/02 9/30/06 12/31/08E

$40.00 $60.0

$35.00

$50.0

$30.00

Stock Price / Share $40.0

$25.00

LTM EBITDA

$20.00

$30.0

$15.00

$20.0

$10.00

$10.0

$5.00

$0.00 $0.0

12/31/98 12/31/00 12/31/02 12/31/04 12/31/06 5/13/08

Sources: Capital IQ and FactSet Data Systems. Estimated LTM 12/31/08 EBITDA per management estimates.

PROJECT GIANT

Peak Trailing LTM EBITDA Comparison – Last Five Years

DRAFT BAIRD

($ in millions)

% of Peak LTM Trailing EBITDA

100.0%

80.0%

60.0%

40.0%

20.0%

0.0%

DE

MTU

CNH

CAT

GEHL

Terex

ASV

Astec

ASV

12.3 x

GIANT

7.1 x

M-Co

10.3 x

Median EBITDA Multiple at Peak: 10.5 x

Median EBIT Multiple at Peak: 11.9 x

Astec

7.7 x

CAT

10.9 x

CNH

10.7 x

Deere

16.4 x

Terex

6.7 x

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

2003 2004 2005 2006 2007

GIANT

LTM EBITDA $10.9 $11.8 $13.0 $13.9 $17.2 $20.3 $22.8 $25.4 $29.3 $34.3 $38.6 $43.8 $46.6 $49.7 $52.2 $50.7 $50.1 $49.2 $46.2 $48.2

Multiple 9.3 x 9.8 x 9.3 x 9.6 x 6.4 x 7.3 x 6.7 x 8.3 x 9.0 x 10.3 x 10.7 x 8.6 x 9.6 x 7.1 x 7.1 x 7.6 x 7.0 x 8.8 x 7.4 x 5.7 x

Source: Capital IQ.

Multiples based on closing stock price on the last day of the quarter and trailing LTM EBITDA.

PROJECT GIANT

DRAFT BAIRD

Preliminary Valuation Analysis

Preliminary Valuation Methodologies

DRAFT BAIRD

Selected Company Analysis

Value based on comparisons with selected publicly-traded companies

Selected publicly-traded companies with similar business, industry and financial characteristics

Valuation benchmarks include multiples of GIANT standalone management estimates

Net Sales

EBITDA

EBIT

EPS

Selected Acquisition Analysis

Value based on comparisons with comparable acquisition transactions

Selected acquisition transactions involving companies with similar business and industry characteristics

Valuation benchmarks include multiples of GIANT standalone management estimates

Net Sales

EBITDA

EBIT

Net Income

Valuation benchmarks also include acquisition stock premiums paid for public companies

Discounted Cash Flow Analysis

Valuation based on the present value of future free cash flows and a terminal value

Free cash flow = unlevered net income + non-cash adjustments – change in working capital – capital expenditures +/- changes in other cash flow items

Discount rate = GIANT’s weighted-average cost of capital based on business and financial risk

Terminal values based on multiples of EBITDA

PROJECT GIANT

Preliminary GIANT Share Price Multiples Matrix DRAFT BAIRD

($ in millions, except per share amounts)

GIANT Price per Share / Premium to Current Price / Equity Value / Implied Enterprise Value (1)

$16.18 $26.00 $28.00 $30.00 $32.00 $34.00

0.0% 60.7% 73.1% 85.4% 97.8% 110.1%

$199.3 $324.2 $349.6 $375.1 $400.5 $426.0

$266.4 $391.2 $416.7 $442.1 $467.6 $493.0

LTM 3/31/08 (2)

Net Sales $424.5 0.6 x 0.9 x 1.0 x 1.0 x 1.1 x 1.2 x

EBITDA 39.4 6.8 9.9 10.6 11.2 11.9 12.5

EBIT 34.8 7.6 11.2 12.0 12.7 13.4 14.2

Net Income 19.1 10.4 17.0 18.3 19.7 21.0 22.3

2008E (3)

Net Sales $405.2 0.7 x 1.0 x 1.0 x 1.1 x 1.2 x 1.2 x

EBITDA 26.3 10.1 14.9 15.8 16.8 17.8 18.7

EBIT 21.0 12.7 18.6 19.8 21.0 22.2 23.4

Net Income 11.3 17.6 28.6 30.9 33.1 35.4 37.6

2009P (3)

Net Sales $458.7 0.6 x 0.9 x 0.9 x 1.0 x 1.0 x 1.1 x

EBITDA 36.8 7.2 10.6 11.3 12.0 12.7 13.4

EBIT 27.4 9.7 14.3 15.2 16.1 17.1 18.0

Net Income 16.9 11.8 19.2 20.7 22.2 23.7 25.2

Peak (4)

Net Sales $485.0 0.5 x 0.8 x 0.9 x 0.9 x 1.0 x 1.0 x

EBITDA 52.2 5.1 7.5 8.0 8.5 9.0 9.4

EBIT 47.6 5.6 8.2 8.8 9.3 9.8 10.4

Net Income 28.9 6.9 11.2 12.1 13.0 13.9 14.7

Note: Revenue and expenses related to finance operations are included for all periods. Current Finance Receivables include $59.9 million of Retained Interest and $4.7 million of Finance Contracts Receivable, totaling $64.6 million.

(1) Premium based on closing stock price of $16.18 as of May 13, 2008. 52 week low-high range is $14.01-$33.17. Implied enterprise value based on 12.1 million basic shares outstanding and diluted options outstanding calculated using the treasury method as of December 31, 2007. Enterprise value calculation includes net debt of $67.1 as of March 31, 2008, which assumes no assets related to financing are treated as cash.

(2) Based on Form 10K for the period ending 12/31/07 and Form 10-Q for the period ending 3/31/08.

(3) Based on GIANT management estimates.

(4) GIANT peak LTM results occurred in Q3 2006.

PROJECT GIANT

Preliminary Selected Public Companies DRAFT BAIRD

($ in millions)

EBITDA Multiples EBIT Multiples P/E Multiples

Company Ticker Enterprise Value LTM 2008 2009 LTM 2008 2009 LTM 2008 2009

GIANT $266.4 6.8 x 10.1 x 7.2 x 7.6 x 12.7 x 9.7 x 10.4 x 17.6 x 11.8 x

Astec Industries Inc. ASTE $885.9 8.3 x 7.4 x 7.0 x 9.8 x 8.8 x 8.3 x 15.5 x 14.2 x 13.6 x

Caterpillar Inc. CAT 57,942.8 10.0 10.4 9.7 12.4 13.2 12.3 16.1 17.7 17.1

CNH Global NV CNH 13,961.2 9.0 7.8 6.9 11.0 9.5 8.3 27.0 18.4 14.8

Deere & Co. DE 40,336.2 14.4 10.8 10.2 17.1 12.3 11.5 26.4 18.6 16.7

Terex Corp. TEX 8,174.2 7.3 6.4 5.9 7.9 7.0 6.4 11.3 10.2 9.1

Mean 9.8 x 8.6 x 7.9 x 11.6 x 10.2 x 9.4 x 19.3 x 15.8 x 14.3 x

Median 9.0 7.8 7.0 11.0 9.5 8.3 16.1 17.7 14.8

Sources: Based on publicly available documents as of May 13, 2008. Finance divisions are excluded for CAT, CNH and DE for actual and projected statistics. ASTE and TEX projections per Capital IQ consensus estimates.

CAT projections per Morgan Stanley equity research report dated April 20, 2008. CNH projections per Merrill Lynch equity research report dated April 25, 2008.

DE projections per Merrill Lynch equity research report dated February 19, 2008.

PROJECT GIANT

Preliminary Selected Public Company Trading Multiples Analysis DRAFT BAIRD

($ in millions, except per share amounts)

GIANT Current Trading Multiples Selected Company Trading Multiples Implied GIANT Equity Value/Share (1)

Low Average Median High Low Average Median High

EBITDA

LTM 6.8 x 7.3 x 9.8 x 9.0 x 14.4 x $18.03 $25.66 $23.09 $39.85

2008E 10.1 6.4 8.6 7.8 10.8 8.33 12.92 11.40 17.59

2009P 7.2 5.9 7.9 7.0 10.2 7.23 11.62 9.68 16.27

EBIT

LTM 7.6 x 7.9 x 11.6 x 11.0 x 17.1 x $16.93 $27.09 $25.35 $41.86

2008E 12.7 7.0 10.2 9.5 13.2 6.57 12.01 10.87 17.11

2009P 9.7 6.4 9.4 8.3 12.3 5.60 10.65 8.86 15.50

Net Income

LTM 10.4 x 11.3 x 19.3 x 16.1 x 27.0 x $17.51 $29.42 $24.71 $41.02

2008E 17.6 10.2 15.8 17.7 18.6 9.52 14.58 16.27 17.09

2009P 11.8 9.1 14.3 14.8 17.1 8.49 13.18 13.69 15.70

LTM AVERAGE $17.49 $27.39 $24.38 $40.91

2008E AVERAGE 8.14 13.17 12.85 17.26

2009P AVERAGE 7.11 11.82 10.74 15.82

AVERAGE VALUE 10.91 17.46 15.99 24.66

Note: As of May 13, 2008.

(1) Assumes 12.1 million shares outstanding plus the exercise of all “in the money” options and net debt of $67.1 million.

PROJECT GIANT

Preliminary Selected Transaction Multiples Analysis

DRAFT BAIRD

Transaction listing

($ in millions)

Date Announced	Acquiror	Target	Target Business Description	Enterprise Value	LTM Multiples Sales	LTM Multiples EBITDA	LTM Multiples EBIT	LTM Multiples NI	Premium Paid
01/14/08	Terex Corporation	A.S.V. Inc.	Manufacture rubber track machines and related accessories and attachments	$457.0	2.3 x	24.2 x	29.3 x	43.9 x	46.5%
07/30/07	Doosan Infracore Co.	Ingersoll-Rand (Bobcat Division)	Manufacture and sell compact equipment	4,900.0	1.9	12.2	13.2	N/A	N/A
06/28/07	Tanfield Group plc	Snorkel International, Inc.	Manufacture industrial and construction aerial equipments	125.7	1.0	N/A	13.1	N/A	N/A
02/27/07	Volvo AB	Ingersoll-Rand (Road Development)	Manufacture asphalt paving, compaction and material handling equipment.	1,300.0	1.5	11.5	N/A	N/A	N/A
02/05/07	Atlas Copco Group	Dynapac AB	Manufacture compaction and paving equipments	902.0	1.4	N/A	12.1	N/A	N/A
11/06/06	KKR / Goldman Sachs	Kion (Linde AG forklift division)	Manufacture forklift trucks	5,084.6	1.0	6.8	15.2	N/A	N/A
10/16/06	Oshkosh Truck Corporation	JLG Industries Inc. [1]	Manufacture aerial work platforms, telehandlers, and trailers	2,940.2	1.3	10.9	12.2	20.6	34.9%
07/28/06	Oshkosh Truck Corporation	Iowa Mold Tooling Co. (IMT)	Manufacture field service vehicles and truck-mounted cranes	131.0	1.2	7.8	8.2	N/A	N/A
04/28/06	Singapore Technologies	B.R. Lee Industries, Inc.	Manufacture commercial asphalt pavers	129.0	1.3	8.9	13.2	N/A	N/A
04/28/05	Coates Hire Limited	Allied Equipment Pty Ltd.	Specialist in the mining, construction, material handling and associated equipment fields	94.6	2.1	4.7	N/A	N/A	N/A
07/19/02	Terex Corporation	Genie Holdings	Manufactures lifts, booms and work platforms for the construction industry	270.0	0.5	3.9	N/M	N/A	N/A
06/28/01	Terex Corporation	CMI Corporation	Manufactures equipment for the road builidng and heavy construction industry	146.6	0.7	9.7	N/M	N/M	31.5%
03/05/01	Manitowoc Co. Inc.	Potain SA	Manufactures tower cranes primarily for the construction industry	309.5	1.2	7.5	11.4	18.8	N/A
08/23/99	Textron Inc.	JLG OmniQuip International, Inc.	Manufactures telescopic material handlers and aerial work platforms	491.4	1.0	8.1	9.6	15.3	7.1%
05/11/99	JLG Industries Inc.	Gradall Industries, Inc.	Manufactures hydraulic excavators and rough-terrain variable reach material handlers	198.0	1.0	7.0	7.9	13.1	14.3%

All Transactions

	Sales	EBITDA	EBIT	NI
Low	0.5 x	3.9 x	7.9 x	13.1 x
Mean	1.3	9.5	13.2	22.3
Median	1.2	8.1	12.2	18.8
High	2.3	24.2	29.3	43.9

Sources: Based on publicly available documents, press releases and Capital IQ.
(1) JLG enterprise value and financial statistics adjusted to exclude financing operations.

PROJECT GIANT

16

Preliminary Selected Transaction Multiples Analysis DRAFT BAIRD

All transactions – LTM multiples applied to LTM GIANT results

Selected Acquisition Multiples Implied GIANT Equity Value/Share (1)

Low Average Median High Low Average Median High

EBITDA 3.9 x 9.5 x 8.1 x 23.8 x $7.20 $24.57 $20.29 $68.79

EBIT 7.9 13.2 12.2 28.9 16.84 31.35 28.73 73.89

Net Income 13.1 22.2 18.8 43.3 20.17 33.85 28.72 65.13

AVERAGE VALUE $14.74 $29.92 $25.92 $69.27

Sources: Based on publicly available documents, press releases and Capital IQ.

(1) Assumes 12.1 million shares outstanding plus the exercise of all “in the money” options and net debt of $67.1 million. PROJECT GIANT

Preliminary Selected Transaction Multiples Analysis DRAFT BAIRD

All transactions – LTM multiples applied to 2008E GIANT results

Selected Acquisition Multiples Implied GIANT Equity Value/Share - 2008E (1)

Low Average Median High Low Average Median High

EBITDA 3.9 x 9.5 x 8.1 x 23.8 x $2.96 $14.79 $11.91 $44.46

EBIT 7.9 13.2 12.2 28.9 8.16 17.06 15.47 42.94

Net Income 13.1 22.2 18.8 43.3 12.13 20.30 17.26 39.01

AVERAGE VALUE $7.75 $17.38 $14.88 $42.14

Sources: Based on publicly available documents, press releases and Capital IQ.

(1) Assumes 12.1 million shares outstanding plus the exercise of all “in the money” options and net debt of $67.1 million. PROJECT GIANT

Terex / A.S.V. Transaction Overview DRAFT BAIRD

A.S.V. Snapshot

($ in millions)

11%

34% 55%

• ASV • OEM / CAT • Loegering

$245 $246

18.1% $209

14.6%

9.5%

2005 2006 2007E

Revenue

% EBITDA Margin

Transaction Overview

• Terex announced its $18.00 per share cash offer on January 14, 2008

– $18.00 per share implied 1-day / 1-week / 1-month premiums of: 46.5% / 47.9% / 52.8%

– CAT agreed to tender its shares (23.5% of total outstanding shares)

• ASV provides Terex opportunities for new revenue and enhanced profitability

– Key product addition (rubber-track loader)

– Leading technology adaptable to other products

– Predominantly North American based distribution (90%)

– Minimal rental channel penetration

– Caterpillar relationship provides strong base of business

• Terex plans to triple ASV revenue and achieve a pre-tax ROIC of 20% in 3 - 5 years

– ASV earnings were at a cyclical low for its year ended December 31, 2007

PROJECT GIANT

Preliminary Terex/A.S.V. Acquisition Analysis DRAFT BAIRD

Historical LTM EBITDA multiple comparison

• GIANT’s EBITDA multiple has traded at a 30% discount to A.S.V., on average, over the last three years through A.S.V.’s acquisition announcement

– 25% discount through June 2007, when A.S.V. began interviewing investment banking firms

25.0x

20.0x

15.0x

10.0x

5.0x

LTM EBITDA Multiple

A.S.V

GIANT

5/13/2005 9/13/2005 1/13/2006 5/13/2006 9/13/2006 1/13/2007 5/13/2007 9/13/2007 1/13/2008

100.0% 75.0% 50.0% 25.0% 0.0%

GIANT Discount to A.S.V.

Sources: Capital IQ. PROJECT GIANT

Preliminary Terex/A.S.V. Acquisition Analysis DRAFT BAIRD

Multiples analysis

($ in millions, except per share amounts)

LTM and 2008E Multiples

A.S.V. GIANT Statistics Implied Equity Value / Share (1)

LTM Multiples LTM 3/31/08 2008E LTM 3/31/08 2008E

EBITDA 24.2 x $39.4 $26.3 $69.82 $45.14

EBIT 29.3 34.8 21.0 74.89 43.54

Net Income 43.9 19.1 11.3 65.94 39.49

A.S.V. GIANT Statistics Implied Equity Value / Share (1)

2008E Multiples (2) LTM 3/31/08 2008E LTM 3/31/08 2008E

EBITDA 14.9 x $39.4 $26.3 $41.47 $26.14

EBIT 16.7 34.8 21.0 41.01 22.95

Net Income 26.9 19.1 11.3 40.73 24.43

(1) Assumes 12.1 million shares outstanding plus the exercise of all “in the money” options and net debt of $67.1 million.

(2) Based on A.S.V. estimated 2008 figures as of November 11, 2007 (Net Sales of $259.3 million, EBITDA of $30.6 million, EBIT of $27.3 million and Net Income of $18.4 million). Based on confidential numbers provided by A.S.V. management, subject to confidentiality agreement . Subsequent disclosures in A.S.V. SEC filings dated January 28, 2008 were consistent

(Net Sales of $243.8 million and EBIT of $26.7 million).

PROJECT GIANT

Preliminary Terex/A.S.V. Acquisition Analysis DRAFT BAIRD

Multiples analysis

($ in millions, except per share amounts)

Peak Multiples

A.S.V. Peak GIANT Peak Implied Equity

Multiples (1) Statistics (2) Value / Share (3)

EBITDA 9.4 x $52.2 $33.91

EBIT 10.0 47.6 32.58

Net Income 16.1 28.9 37.05

Summary of Preliminary Terex / A.S.V. Acquisition Analysis

Implied GIANT Equity Value/Share

Low Average Median High

EBITDA $26.14 $43.30 $41.47 $69.82

EBIT 22.95 43.00 41.01 74.89

Net Income 24.43 41.53 39.49 65.94

AVERAGE VALUE $24.51 $42.61 $40.66 $70.22

(1) Based on A.S.V. peak LTM statistics, occurring in Q2 2006.

(2) GIANT peak LTM results occurred in Q3 2006.

(3) Assumes 12.1 million shares outstanding plus the exercise of all “in the money” options and net debt of $67.1 million. PROJECT GIANT

Preliminary Discounted Cash Flow Analysis – Five Year

DRAFT BAIRD

($ in millions, except per share amounts)

- GIANT's preliminary implied valuation derived from discounting its projected free cash flows and terminal values is summarized below, based on GIANT management forecasts

[Redacted]

Discounted Cash Flow Valuation (1)

Discount Rate (2)	EBITDA Terminal Multiple	Implied FCF Growth Rate (3)	Present Value: Cash Flows	Present Value: Terminal Value	Enterprise Value	Less: Net Debt	Plus: Option Proceeds (4)	Equity Value	Equity Value Per Share
	6.70 x	3.5%	$77.7	$304.4	$382.0		$6.7	$321.6	$25.28
13.0%	8.30	5.2%	77.7	377.1	454.7	$67.1	6.7	394.3	30.99
	9.90	6.4%	77.7	449.8	527.4		11.4	471.8	36.67
	6.70 x	2.5%	$79.7	$319.6	$399.3		$6.7	$338.9	$26.63
12.0%	8.30	4.2%	79.7	396.0	475.6	$67.1	6.7	415.2	32.63
	9.90	5.4%	79.7	472.3	552.0		11.4	496.3	38.58
	6.70 x	1.6%	$81.8	$335.8	$417.6		$6.7	$357.2	$28.07
11.0%	8.30	3.3%	81.8	416.0	497.8	$67.1	11.4	442.1	34.37
	9.90	4.5%	81.8	496.2	577.9		11.4	522.3	40.60

(1) Discounted to June 30, 2008.
(2) The assumed weighted average cost of capital for GIANT.
(3) Implied free cash flow growth rate is equal to (TV x Discount Rate - FCF2013) / (TV + FCF2013), where TV= EBITDA2013 x EBITDA Terminal Multiple.
(4) Assumes cash proceeds are received from the exercise of "in the money" options.

PROJECT GIANT

23

GIANT LTM EBITDA Multiple Analysis DRAFT BAIRD

GIANT has traded at a median LTM EBITDA multiple of 8.3 x over the last five years

14.0 x

12.0 x

10.0 x

8.0 x

6.0 x

4.0 x

+1 Std. Dev. 9.9 x

Median 8.3 x

-1 Std. Dev. 6.7 x

5/13/03 1/29/04 10/16/04 7/4/05 3/22/06 12/8/06 8/26/07 5/13/08

PROJECT GIANT

Recent Implied Transaction Premiums

DRAFT BAIRD

Premium from announcement date

Date Announced	Target	Acquiror	Implied Transaction Premium 1 - Day	1 - Week	1 - Month
5/5/08	Maxim Crane Works	Platinum Equity Capital Partners	18.9%	18.9%	18.9%
5/1/08	Moldflow Corp	Autodesk	11.3%	19.0%	24.3%
4/30/08	Bois d'Arc Energy	Stone Energy Corp	(4.3%)	(5.0%)	15.6%
4/30/08	Esmark	Essar Steel Holdings	13.5%	24.8%	50.4%
4/30/08	FTD Group	United Online	11.7%	12.5%	12.4%
4/28/08	William Wrigley Jr Co	Mars Inc	28.1%	28.0%	27.7%
4/24/08	Wendy's International	Triarc Cos	5.8%	6.7%	11.3%
4/23/08	Safeco Corp	Liberty Mutual Group	50.9%	48.4%	55.9%
4/22/08	Sirtris Pharmaceuticals	GlaxoSmithKline PLC	76.5%	86.6%	108.7%
4/21/08	Basic Energy Services	Grey Wolf	34.5%	41.8%	85.1%
4/21/08	Packeteer	Blue Coat Systems	14.9%	34.0%	34.2%
4/14/08	Northwest Airlines Corp	Delta Air Lines	14.1%	27.3%	31.5%
4/14/08	Circuit City Stores	Blockbuster	105.1%	68.4%	116.2%
4/14/08	Clayton Holdings	Greenfield Partners	24.5%	10.7%	40.8%
4/11/08	TriZetto Group	Apax Partners Worldwide	24.5%	25.7%	27.2%
4/10/08	Millennium Pharmaceuticals	Mahogany Acquisition Corp	52.9%	59.0%	87.7%
4/7/08	LifeCell Corp	Kinetic Concepts	18.2%	21.3%	25.8%
3/31/08	Ansoft Corp	ANSYS	39.3%	30.0%	34.2%
3/31/08	Bentley Pharmaceuticals	Teva Pharma	9.3%	8.6%	1.3%
3/20/08	Synplicity	Synopsys	52.1%	54.4%	85.6%
3/19/08	Greater Community Bancorp	Valley National Bancorp	25.0%	23.0%	21.9%
3/17/08	BladeLogic	BMC Software	18.6%	26.0%	60.9%
3/17/08	I-trax	Putter Acquisition Sub	38.5%	44.0%	41.0%
3/16/08	Bear Stearns	JPMorgan Chase & Co	(93.3%)	(97.1%)	(97.6%)
3/10/08	Nationwide Financial Services	Nationwide Mutual Insurance	24.4%	16.2%	12.2%
3/10/08	MASSBank Corp	Eastern Bank Corp,MA	4.7%	4.2%	2.8%
3/10/08	Iomega Corp	EMC Corp	44.7%	37.5%	37.0%
3/3/08	Diebold	United Technologies Corp	65.8%	55.3%	47.4%
2/26/08	CollaGenex Pharmaceuticals	Galderma Laboratories	29.7%	27.4%	41.3%
2/25/08	Getty Images	Hellman & Friedman	39.1%	37.0%	34.4%
2/24/08	Take-Two Interactive Software	Electronic Arts	49.8%	64.2%	66.1%

Source: Company press releases, Capital IQ and SDC.

PROJECT GIANT

25

Recent Implied Transaction Premiums

DRAFT BAIRD

Premium from announcement date

Date Announced	Target	Acquiror	Implied Transaction Premium 1 - Day	1 - Week	1 - Month
2/21/08	ChoicePoint	Reed Elsevier Group	48.5%	47.1%	56.9%
2/20/08	Encysive Pharmaceuticals	Pfizer	117.6%	200.5%	245.6%
2/20/08	ProCentury Corp	Meadowbrook Insurance	30.0%	24.4%	37.4%
2/20/08	Industrial Distribution Group	Project Athena Holding Corp	3.8%	8.4%	(9.9%)
2/11/08	Axcelis Technologies	Investor Group	48.5%	43.5%	44.9%
2/11/08	Possis Medical	Medrad	35.9%	41.4%	39.0%
2/5/08	Hypercom Corp	Ingenico SA	52.4%	83.8%	38.6%
2/1/08	CSK Auto	O'Reilly Automotive	101.7%	121.0%	146.9%
2/1/08	Transmeta Corp	Riley Invest Mgmt	15.2%	23.7%	15.4%
1/31/08	Audible	Amazon.com	23.3%	33.9%	28.9%
1/30/08	NuCO2	Aurora Capital Group	24.6%	20.1%	20.5%
1/29/08	Quadra Realty Trust	Hypo Real Estate Capital Corp	33.8%	52.1%	33.8%
1/28/08	NYMEX Holdings	CME Group	11.2%	22.5%	(9.8%)
1/28/08	Landry's Restaurants	Investor Group	26.0%	42.0%	5.2%
1/28/08	Matria Healthcare	Inverness Med Innovations	27.1%	29.7%	68.7%
1/23/08	Post Properties	Investor Group	31.4%	46.1%	20.3%
1/17/08	Performance Food Group	Panda Acquisition	47.8%	42.9%	35.2%
1/15/08	Lifecore Biomedical	EM Warburg Pincus & Co	32.4%	27.2%	25.3%
1/15/08	VistaCare	Odyssey HealthCare	20.1%	17.6%	18.9%
1/14/08	Bright Horizons Family	Bain Capital Partners	47.1%	39.0%	30.1%
1/14/08	A.S.V.	Terex Corp	46.5%	47.9%	51.1%
1/14/08	Golden Cycle Gold Corp	AngloGold Ashanti	37.0%	40.7%	40.3%
1/10/08	Countrywide Financial Corp	Bank of America Corp	51.4%	(11.6%)	(31.6%)
1/10/08	AmCOMP	Employers Holdings	44.0%	41.1%	27.6%
1/3/08	North Pointe Holdings Corp	QBE the Americas	50.2%	46.3%	51.2%
		High	117.6%	200.5%	245.6%
		Low	(93.3%)	(97.1%)	(97.6%)
		Mean	33.1%	35.5%	39.2%
		Median	30.7%	31.9%	34.2%

Source: Company press releases, Capital IQ and SDC.

26

PROJECT GIANT

Preliminary Implied Transaction Premiums

DRAFT BAIRD

Point In Time (1) Volume Weighted Average Price (2)

Premium Premium

1-Day 85.4% 90-Days 81.2%

7-Days 82.7% 180-Days 81.4%

30-Days 73.3% 1-Year 40.8%

60-Days 89.8% 2-Years 24.9%

90-Days 65.0% 3-Years 15.8%

180-Days 72.9%

1-Year 3.7%

All-time High (25.7%)

LTM Low 114.1%

(1) Premiums calculated based upon $30.00 per share proposal utilizing Giant’s stock price reference date of May 13, 2008 per Capital IQ.

(2) Volume weighted average price calculated based upon $30.00 per share proposal utilizing a reference date of May 13, 2008. 90-Days and 180-Days per Bloomberg. 1,2 and 3-year data per Xignite historical VWAPs.

27 PROJECT GIANT

Preliminary Summary of Analyses

DRAFT BAIRD

Preliminary Summary Equity Value / Share

Low Average Median High

Preliminary Selected Company Analysis $10.91 $17.46 $15.99 $24.66

Preliminary Selected Transaction Analysis - LTM 14.74 29.92 25.92 69.27

Preliminary Selected Transaction Analysis - 2008E 7.75 17.38 14.88 42.14

Preliminary Discounted Cash Flow Analysis 25.28 32.65 32.63 40.60

Supplemental Terex / A.S.V. Acquisition Analysis 24.51 42.61 40.66 70.22

Note: Assumes 12.1 million shares outstanding plus the exercise of all “in the money” options and net debt of $67.1 million.

28 PROJECT GIANT

DRAFT BAIRD

Selected Potential Strategic Partners

Selected Potential Strategic Partners

($ in millions)

DRAFT BAIRD

Company / Ownership

Astec

ASTEC

Public (NYSE: ASTE)

Doosan Infracore

DOOSAN

Public

(KOSE:A042670)

Hyundai

HYUNDAI

HEAVY INDUSTRIES CO., LTD.

Public

(KOSE:A009540)

J.C. Bamford

JCB

Subsidiary of Transmissions and Engineering Services B.V.

Statistics

LTM Sales: $869.0

Cash: 34.8

Debt: 0.0

Debt / EBITDA: 0.0 x

EBITDA Multiple: 8.9 x

Stock Performance: Stock declined 22% since July 07

LTM Sales: $4,213.9

Cash: 25.6

Debt: 1,266.4

Debt / EBITDA: 2.7 x

EBITDA Multiple: 14.1 x

Stock Performance: Stock declined 25% since Oct. 07

LTM Sales: $20,271.5

Cash: 6,958.2

Debt: 527.1

Debt / EBITDA: 0.2 x

EBITDA Multiple: 5.5 x

Stock Performance: Stock declined 43% since Nov. 07

LTM Sales: ~ $730.0

Recent Acquisitions

Acquired Peterson Pacific Corp in June 2007 for

$31 million

• Consideration : Cash / Debt Assumptions along with a $3 million earnout payment

Acquired Bobcat Company in November 2007 for $4.9 billion

• Consideration : Cash

• EBITDA Multiple: 12.2 x

• Financing: $700 million—Doosan

$4.2 billion—Korean Development Bank Acquired Ideal Electric Company in March 2007 for $10.4 million

• Consideration : Cash

• Rev. Multiple: 0.3 x

• Acquired out of bankruptcy Acquired Vibromax Compaction in 2005

• Undisclosed value

Strategic Rationale

• Sales channel varies by group using direct sales reps along with domestic and international dealer networks

• Would provide another strong North American presence to go with recent acquisition of Bobcat

• Gives access to additional distributors, which Bobcat doesn’t supply

• Rumored to have been involved in Bobcat process and looking to become an active player in the sector in North America

• Currently has five models of skid steer loaders (2 track and 3 wheel)

• Products are sold in 150 countries through over 1,300 dealer locations

29 PROJECT GIANT

Selected Potential Strategic Partners

DRAFT BAIRD

($ in millions)

Company / Ownership	Statistics		Recent Acquisitions	Strategic Rationale
Takeuchi TAKEUCHI Public (JASDAQ:6432)	LTM Sales: Cash: Debt: Debt / EBITDA: EBITDA Multiple: Stock Performance:	$760.0 95.9 74.8 0.6 x 2.4 x Stock declined 70% since July 07	No recent acquisitions	▪ Would be a good fit with subsidiary already established in U.S. ▪ Three local subsidiaries overseas: U.S. (1979), U.K. (1996) and France (2000), serve as core bases for Takeuchi's worldwide distributor network
Terex TEREX Public (NYSE:TEX)	LTM Sales: Cash: Debt: Debt / EBITDA: EBITDA Multiple: Stock Performance:	$9,487.7 604.2 1,373.4 1.3 x 7.6 x Stock declined 26% since July 07	Acquired A.S.V. in January 2008 for $457.0 million • Consideration: Cash • LTM EBITDA Multiple: 24.2 x • Tender Offer at $18 per share • Termination Fee: $17 million Acquired Superior Highwall Miners in November 2007 for $146 million in an all cash deal	▪ Would be a key addition while also fitting strategically with A.S.V. as a complementary skid steer product line
Wacker Nueson WACKER neuson kramer Public (DB:WAC)	LTM Sales: Cash: Debt: Debt / EBITDA: EBITDA Multiple: Stock Performance:	$1,100.0 241.5 178.6 1.1 x 7.6 x Stock declined 43% since July 07	Wacker acquired Neuson Kramer in 2007 for $840 million • Consideration: Cash / Stock • Revenue multiple: 2.4 x • Issued 23.5 million shares (81% from capital increase / 19% from treasury) totaling roughly 95% of the purchase price and issued a special dividend for the remainder	▪ Three models of skid steer loaders (3 wheel, 0 track) ▪ Could consolidate sales and service centers across the U.S.

PROJECT GIANT

30

DRAFT Baird

Appendix

DRAFT Baird

Supplemental Information

Selected M-Co Financial Information DRAFT Baird

($ in millions)

For the Year Ending December 31,

Actual Estimated Projected

2003 2004 2005 2006 2007 2008 2009

Revenue $862.6 $1,109.9 $1,166.8 $1,488.4 $1,839.4 $2,068.7 $2,110.1

Revenue Growth 21.2% 28.7% 5.1% 27.6% 23.6% 12.5% 2.0%

Gross Profit $211.3 $384.8 $387.7 $505.0 $598.3 N/A N/A

Margin 24.5% 34.7% 33.2% 33.9% 32.5% N/A N/A

EBIT $83.8 $116.8 $128.0 $178.5 $185.3 $208.7 $205.3

Margin 9.7% 10.5% 11.0% 12.0% 10.1% 10.1% 9.7%

Net Income $58.5 $80.2 $87.4 $115.9 $125.6 $138.4 $137.0

Margin 6.8% 7.2% 7.5% 7.8% 6.8% 6.7% 6.5%

EBITDA $100.9 $133.7 $144.0 $196.8 $212.8 $246.6 $247.3

Margin 11.7% 12.0% 12.3% 13.2% 11.6% 11.9% 11.7%

Capital Expenditures $16.9 $15.6 $25.6 $50.2 $63.5 $72.1 $64.4

% of Net Sales 2.0% 1.4% 2.2% 3.4% 3.5% 3.5% 3.1%

Note: Actual results per public M-Co filings. Projections per Fortis equity research report dated February 21, 2008.

PROJECT GIANT

M-Co Stock Price Performance – Last Five Years DRAFT Baird

7/9/07

48.09 €

50.00 €

40.00 €

Stock Price / Share

30.00 €

20.00 €

19.27 €

10.00 €

0.00 €

5/13/03 1/29/04 10/16/04 7/4/05 3/22/06 12/8/06 8/26/07 5/13/08

PROJECT GIANT

Selected M-Co Balance Sheet Information

($ in millions)

DRAFT Baird

As of

12/31/2007

Assets

Cash and equivalents $107.3

Short term investments 75.4

Total receivables 418.5

Inventory 448.1

Other current assets 21.5

Total Current Assets 1,070.8

Net property, plant & equipment $174.6

Long-term investments 64.5

Goodwill 0.9

Other intangibles 12.7

Deferred tax assets, LT 6.8

Deferred charges, LT 21.2

Other long-term assets 10.5

Total Assets $1,362.0

As of Estimated

Statistic 12/31/2007 Post Transaction (1)

Total Debt / EBITDA 0.3 x 1.6 x

Net Debt / EBITDA(0.5) 1.1

Total Debt / Total Cap 8.5% 35.0%

As of

12/31/2007

Liabilities

Accounts payable $371.5

Accrued expenses 100.7

Short-term borrowings 0.8

Current portion of LT debt 7.7

Current portion of capital leases 3.8

Current income taxes payable 2.8

Other current liabilities 25.7

Total Current Liabilities 513.1

Long-term debt $46.9

Capital leases 11.6

Minority interest 5.1

Pension & other post-retirement benefits 4.0

Def. tax liability, non-current 6.4

Other non-current liabilities 10.9

Total Liabilities 598.0

Total Equity 763.9

Total Liabilities and Equity $1,362.0

Source: Public M-Co filings.

(1) At $30.00 per share. Assumes $50 million of cash on hand used to fund transaction. PROJECT GIANT 33

Robert W. Baird Ltd. and Baird Capital Partners Europe are authorized and regulated in the UK by the Financial Services Authority.